UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2024

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 650, Dallas, TX	75225
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
9.00% Senior Notes due 2027	SWKHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2024, SWK Holdings, Inc. (the “Company”) announced that on July 3, 2024, the Board of Directors (the “Board”) of the Company, appointed Adam Rice as Chief Financial Officer of the Company, effective as of July 3, 2024. Mr. Rice will also serve as the Company’s principal financial officer and principal accounting officer.

Mr. Rice, age 43, from November 2023 to June 2024, was an independent consultant, providing fractional CFO services to companies. Prior to that, from December 2019 to November 2023, Mr. Rice served as the Chief Financial Officer for Park Cities Asset Management, a Dallas based asset management firm, where he oversaw business and fund operations, including accounting, finance, treasury management, and debt covenant reporting and compliance and previous to that he was the Director of Finance from July 2019 to December 2019. Previously, from March 2013 to July 2019, Mr. Rice held roles of increasing responsibility, including most recently as Vice President of Corporate FP&A from November 2017 to July 2019, at Mr. Cooper Group Inc. (FKA Nationstar Mortgage Holdings Inc.) one of the largest mortgage servicers in the United States. Prior to Mr. Cooper, Mr. Rice spent six years at Invesco Real Estate. Mr. Rice began his accounting career in the Assurance and Advisory Business Services practice with Ernst & Young. Mr. Rice earned his BA and MS in Accounting from Texas Tech University. Mr. Rice is a Certified Public Accountant in the state of Texas.

In connection with Mr. Rice’s appointment as Chief Financial Officer, the Board approved the following compensation for Mr. Rice: (i) an annual base salary of $302,500, (ii) an incentive cash bonus target amount of 60% of Mr. Rice’s annual base salary and (iii) a grant of shares of restricted stock made on July 3, 2024 (the “Grant Date”), pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”), with a fair market value of $100,000 as of the Grant Date, vesting 25% on each of the first four anniversaries of the Grant Date, subject to Mr. Rice’s continued employment and the terms and conditions of the Plan and the award agreements thereunder.

No family relationship exists between Mr. Rice and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Rice and any other person pursuant to which Mr. Rice was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Rice had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of SWK Holdings Corporation, dated July 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SWK Holdings Corporation

Dated: July 8, 2024	By:	/s/ Joe D. Staggs
Joe D. Staggs
President and Chief Executive Officer